UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 18, 2023

OCEANFIRST FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)
110 West Front Street, Red Bank, New Jersey 07701
(Address of principal executive offices, including zip code)
(732)240-4500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange in which registered
Common stock, $0.01 par value per share	OCFC	NASDAQ
Depositary Shares (each representing a 1/40th interest in a share of 7.0% Series A Non-Cumulative, perpetual preferred stock)	OCFCP	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 18, 2023, OceanFirst Financial Corp. (the “Company”) appointed three members to its Board of Directors, each with a term expiring at the annual meeting in 2024:

•John F. Barros, Managing Principal, Civitas Builder – Boston, MA, effective September 18, 2023;
•Robert C. Garrett, CEO, Hackensack Meridian Health – Morris Township, NJ, effective October 1, 2023; and
•Dalila Wilson-Scott, EVP and Chief Diversity Officer, Comcast Corporation and President, Comcast NBCUniversal Foundation – Philadelphia, PA, effective October 1, 2023.

Additionally, John E. Walsh will retire from the Board of Directors at the end of his term in May 2024. Mr. Walsh has served on the Board since 2000.

Further information regarding these changes is included in the press release attached hereto as Exhibit 99.1.
ITEM 8.01 OTHER EVENTS
On September 19, 2023, the Company issued a press release announcing the above changes. A copy of the press release is attached hereto as Exhibit 99.1.
ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS
Exhibit No.	Description
99.1	Press release dated September 19, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

Dated:	September 19, 2023	/s/ Steven J. Tsimbinos
Steven J. Tsimbinos
Executive Vice President, General Counsel, and Corporate Secretary